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                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                   ATG INC.
          (Exact name of the Registrant as specified in its charter)


           California                                              94-2657762
(State of incorporation or organization)  (I.R.S. Employer Identification No.)




   47375 Fremont Boulevard, Fremont, California                     94538
(Address of the Registrant's principal executive offices)         (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                         Name of each exchange on which
     to be so registered                         each class is to be registered


          None.                                               None.


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]


Securities Act registration statement file number to which this form relates:
333-46107 (if applicable)


Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, no par value
                                (Title of Class)
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Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The description of the Registrant's no par value Common Stock is incorporated herein by reference to the Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on February 11, 1998, Registration No. 333-46107, as may be amended from time to time hereafter (the "Registration Statement"). See "Description of Capital Stock" section of the
                           ---
Registration Statement.

Item 2.   EXHIBITS.

  Exhibits     Description
  --------     -----------

     1 Amended and Restated Articles of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 of the Registration Statement.

     2         By-laws of the Registrant, incorporated herein by reference to
               Exhibit 3.2 of the Registration Statement.

     3 Specimen Common Stock Certificate, incorporated herein by reference to Exhibit 4.1 of the Registration Statement.
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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    ATG INC.
                                    (Registrant)



Dated: February 11, 1998            By:  /s/ Doreen M. Chiu
                                         -------------------------------------
                                    Doreen M. Chiu, Chairman, Chief Executive
                                    Officer and President